Exhibit 10.2

Employees and Consultants

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made by and between The Sands Regent, a Nevada corporation (the “Company”), and                         , (“Holder”), effective as of                      , 20     (“Grant Date”).

WHEREAS, the Company wishes to award Holder shares of Stock, subject to forfeiture and certain restrictions in accordance with the terms and conditions of this Agreement;

WHEREAS, the Company wishes to carry out The Sands Regent 2004 Equity Incentive Plan, as amended and/or restated from time to time (the “Plan”); and

WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its stockholders to issue the Restricted Shares provided for herein to Holder as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service, and other good and valuable consideration provided for herein, and has advised the Company thereof and instructed the undersigned officer to issue said Restricted Shares.

NOW, THEREFORE, in consideration of the Holder’s past services and agreement to provide future services, and of the mutual covenants herein contained, and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan.

Section 1.1 - Restricted Shares.

“Restricted Shares” shall mean the shares of Stock granted under this Agreement that are subject to the Restrictions, as determined from time to time.

Section 1.2 - Restrictions.

“Restrictions” shall mean the vesting requirements set forth in Section 3.1, the forfeiture rights set forth in Section 3.2 and the restrictions on sale or other transfer set forth in Section 3.3.

Section 1.3 - Secretary.

“Secretary” shall mean the Corporate Secretary of the Company.

Section 1.4 - Termination of Service

“Termination of Service” shall mean termination of Holder’s employment with the Company (or any of its subsidiaries) for any reason, or termination of Holder’s service with the Company (or any of its subsidiaries) as a consultant for any reason. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including without limitation whether a Termination of Service has occurred.

ARTICLE II.

ISSUANCE OF RESTRICTED SHARES

Section	2.1 - Issuance of Restricted Shares.

In consideration of the recitals and for other good and valuable consideration, effective as of the Grant Date, the Company hereby issues to Holder                      (            ) shares of Stock, subject to the Restrictions and the other terms and conditions of this Agreement.

Section 2.2 - Consideration to Company.

As partial consideration for the issuance of the shares of Stock by the Company, Holder agrees to render faithful and efficient services to the Company while employed by the Company. Notwithstanding the foregoing, Holder understands and agrees that, except as expressly provided herein, upon a Termination of Service Holder shall forfeit all shares of Stock then remaining subject to the forfeiture provisions set forth in Section 3.2(a). Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue in the employ of the Company, or as a consultant to the Company, or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

Section 2.3 - Adjustments in Restricted Shares.

The Committee may adjust the Restricted Shares in accordance with the provisions of Article 10 of the Plan.

ARTICLE III.

RESTRICTIONS

Section 3.1 – Vesting and Lapse of Restrictions.

(a) The Restrictions with respect to the shares of Stock issued pursuant to this Agreement shall lapse, and such shares of Stock shall vest, in annual increments of 25% of the original grant amount in accordance with the schedule set forth below, conditioned upon the Holder’s continued employment or service with the Company through the applicable effective date of vesting. The vesting of the shares of Stock and the removal of the Restrictions with respect to such shares shall cease upon the Holder’s Termination of Service.

Number of Shares	Effective Date of Vesting

First Anniversary of the Grant Date

Second Anniversary of the Grant Date

Third Anniversary of the Grant Date

Fourth Anniversary of the Grant Date

(b) By resolution, the Committee may, on such terms and conditions as it deems appropriate, remove any or all of the Restrictions (including without limitation, the Committee may accelerate vesting) at any time or from time to time.

Section 3.2 - Forfeiture of Restricted Shares Upon Termination of Service.

Upon Holder’s Termination of Service, all Restricted Shares outstanding as of such Termination of Service shall be automatically forfeited and cancelled, without payment of any consideration therefore, effective as of such Termination of Service, unless otherwise determined by the Committee.

Section 3.3 - Restriction on Transfer of Restricted Shares.

Holder shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign any Restricted Shares, or any rights with respect thereto. Neither the Restricted Shares nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect.

Section 3.4 - Escrow.

(a) The Secretary of the Company or any other person designated by the Committee as escrow agent shall retain physical custody of any certificates representing the Restricted Shares until and to the extent (i) such Restricted Shares have vested and all Restrictions have been removed or lapsed as to such shares under this Agreement, or (ii) such shares have been forfeited or cancelled pursuant to Section 3.2. To ensure the delivery of Holder’s Restricted Shares upon forfeiture, Holder hereby appoints the Secretary of the Company or any other designated escrow agent as Holder’s attorney-in-fact to assign and transfer unto the Company (or such designee), such Restricted Shares, if any, pursuant to Section 3.2.

(b) The Secretary, or other escrow agent, shall not be liable for any act he or she may do or omit to do with respect to holding the Restricted Shares in escrow and while acting in good faith and in the exercise of his or her judgment.

Section 3.5 - Legend.

Any share certificate or other evidence of the Restricted Shares issued hereunder may at the discretion of the Company be endorsed with or subject to the following legend (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN FORFEITURE PROVISIONS AS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.

Section 3.6 – Vested Shares without Restrictions.

(a) As and to the extent the Restricted Shares vest in accordance with the terms of this Agreement, the Restrictions on such shares shall lapse and, and subject to compliance with Section 3.6(b), vested shares of Stock shall be released from any escrow and delivered to the Holder or for the benefit of his or her account without the legend referenced in Section 3.5. Such vested shares shall cease to be considered Restricted Shares subject to the terms and conditions of this Agreement, and shall be shares of Stock of the Company free of all Restrictions.

(b) Notwithstanding the foregoing, vested shares shall not be delivered to the Holder or for the benefit of or to his account unless and until the Holder shall have paid to the Company in cash or made provisions for payment through withholding against income, the full amount of all federal and state (or applicable foreign) withholding or other employment taxes applicable to the taxable income of the Holder resulting from the grant of the shares of Stock or the lapse or removal of the Restrictions.

Section 3.7 - Restrictions on New Shares and Distributions.

In the event of any dividend or other distribution (including ordinary cash dividends, and whether in the form of Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-off, spin-off, combination, purchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, or issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar transaction or event, is paid, issued, exchanged or distributed in respect of Restricted Shares, such new or additional or different shares or securities or property (including cash) which are attributable to Holder in his capacity as the owner of the Restricted Shares, shall be considered to be Restricted Shares and shall be subject to all of the terms and conditions of this Agreement (including, but not limited to, the escrow provisions of Section 3.4 and the Restrictions), unless the Committee shall, in its discretion, otherwise provide.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 - Administration.

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2 - Conditions to Issuance of Stock.

The shares of Stock to be issued pursuant to this Agreement may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

(i) The admission of such shares to listing on all stock exchanges and other securities markets (including the Nasdaq Stock Market or any successor quotation system) on which such class of stock is then listed, if applicable; and

(ii) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Holder as to investment intent or completion of other actions necessary to perfect exemptions, as the Committee shall, in its absolute discretion, deem necessary or advisable; and

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(iv) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience; and

(v) The receipt by the Company of a duly-executed (A) Consent of Spouse (in the form attached hereto as Exhibit A), if Holder is married and (B) blank Stock Assignment (in the form attached hereto as Exhibit B); and

(vi) The receipt by the Company of payment of all applicable withholding and employment taxes.

Section 4.3 - Rights as Stockholder.

Holder shall have all the rights of a stockholder with respect to the shares of Stock issued pursuant to this Agreement, including the right to vote and, subject to Section 3.7, receive all dividends or other distributions paid or made with respect to such shares.

Section 4.4 - Withholding Tax.

Holder agrees that in the event the issuance of the shares of Stock pursuant to this Agreement or the vesting of the shares or the expiration or removal of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income or employment tax purposes is, in the opinion of the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax or the Company may withhold such amount from the Holder’s salary or from dividends deposited with the Company with respect to the Restricted Stock. The Committee, in its discretion, may also permit the withholding of vested shares of Stock in payment of the tax withholding obligation to the extent permitted by the Plan and provided such share withholding will not result in any adverse accounting consequences to the Company.

Section 4.5 - Tax Consequences; Section 83(b) Election.

Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Holder understands and agrees that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Holder understands that Holder will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the vesting restrictions applicable to such shares lapse. Holder understands that he may elect to be taxed for federal income tax purposes at the Grant Date rather than as and when the Restrictions lapse by filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than thirty days after the Grant Date. A form of election under Section 83(b) of the Code is attached to this Agreement as Exhibit C. Holder acknowledges that it is Holder’s sole responsibility and not the Company’s to timely file the election under Section 83(b), even if Holder requests the Company or its representatives to make this filing on holder’s behalf.

Section 4.6 - Notices.

Any notice to be given by Holder under the terms of this Agreement shall be addressed to the Secretary or his or her office. Any notice to be given to Holder shall be addressed to him at the address maintained in the Company’s records. By a notice given pursuant to this Section, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section. Any notice shall be deemed duly given when enclosed in a properly sealed envelope addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered to a courier that guarantees overnight delivery or when delivered personally.

Section 4.7 - Titles.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.8 - Construction.

This Agreement shall be administered, interpreted and enforced under the internal laws of the state of Nevada. The terms of any Change of Control, employment or severance agreement, to the extent such other agreement provides benefits that are in addition to or greater than those provided in this Agreement, shall supersede and control over the terms of this Agreement.

Section 4.9 - Conformity to Securities Laws.

Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the shares of Stock shall be issued pursuant to this Agreement, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the shares of Stock issued pursuant to this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.10 - Amendments.

This Agreement and the Plan may be amended without the consent of Holder provided that such amendment would not adversely affect in any material way any rights of Holder under this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed and delivered by the parties hereto.

THE SANDS REGENT a Nevada corporation

By

Title

HOLDER

Signature

Print Name

EXHIBIT A

CONSENT OF SPOUSE

I,                     , spouse of                      (“Holder”), have read and approve the foregoing Restricted Stock Agreement made by and between The Sands Regent, a Nevada corporation (the “Company”), and Holder, effective as of                     , 20     (the “Agreement”). In consideration of issuing to my spouse the shares of the common stock of The Sands Regent set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of The Sands Regent issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: ,
Signature of Spouse

EXHIBIT B

STOCK ASSIGNMENT

FOR VALUE RECEIVED, the undersigned,                     , hereby sells, assigns and transfers unto THE SANDS REGENT, a Nevada corporation,              shares of the common stock of THE SANDS REGENT, a Nevada corporation, standing in its name of the books of said corporation represented by Certificate No.      herewith and do hereby irrevocably constitute and appoint                      to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between THE SANDS REGENT and the undersigned dated                     ,         .

Dated: ,
Signature of Holder

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to enforce the forfeiture restrictions as set forth in the Restricted Stock Agreement, without requiring additional signatures on the part of Holder.

EXHIBIT C

FORM OF 83(B) ELECTION AND INSTRUCTIONS

These instructions are provided to assist you if you choose to make an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the shares of common stock of The Sands Regent transferred to you. Please consult with your personal tax advisor as to whether an election of this nature will be in your best interests in light of your personal tax situation.

The executed original of the Section 83(b) election must be filed with the Internal Revenue Service not later than 30 days after the date the shares were transferred to you. PLEASE NOTE: There is no remedy for failure to file on time. The steps outlined below should be followed to ensure the election is mailed and filed correctly and in a timely manner. ALSO, PLEASE NOTE: If you make the Section 83(b) election, the election is irrevocable.

Complete Section 83(b) election form (attached as Attachment 1) and make four (4) copies of the signed election form. (Your spouse, if any, should sign the Section 83(b) election form as well.)

Prepare the cover letter to the Internal Revenue Service (sample letter attached as Attachment 2).

Send the cover letter with the originally executed Section 83(b) election form and one copy via certified mail, return receipt requested to the Internal Revenue Service at the address of the Internal Revenue Service where you file your personal tax returns. We suggest that you have the package date-stamped at the post office. The post office will provide you with a white certified receipt that includes a dated postmark. Enclose a self-addressed, stamped envelope so that the Internal Revenue Service may return a date-stamped copy to you. However, your postmarked receipt is your proof of having timely filed the Section 83(b) election if you do not receive confirmation from the Internal Revenue Service.

One copy must be sent to The Sands Regent for its records and one copy must be attached to your federal income tax return for the applicable calendar year.

Retain the Internal Revenue Service file stamped copy (when returned) for your records.

Please consult your personal tax advisor for the address of the office of the Internal Revenue Service to which you should mail your election form.

ATTACHMENT 1 TO EXHIBIT D

ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B)

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of shares of common stock of The Sands Regent, a Nevada corporation (the “Company”).

1.	The name, address and taxpayer identification number of the undersigned taxpayer are:

SSN:

The name, address and taxpayer identification number of the Taxpayer’s spouse are (complete, if applicable):

SSN:

2.	This election is being made with respect to __________________(_____) shares of the Company’s common stock.

3.	The date on which the property was transferred was .

4.	The taxable year to which this election relates is calendar year 200 .

5.	Nature of restrictions to which the property is subject:

The shares of common stock are subject to forfeiture if unvested as of the date of termination of employment, directorship or consultancy with the Company.

6.	The fair market value at the time of transfer (determined without regard to any lapse restrictions, as defined in Treasury Regulation Section 1.83-3(a)) of one share of the Company’s common stock was $___________.

7.	The amount paid by the taxpayer for each share of the Company’s common stock was $0.00.

8.	A copy of this statement has been furnished to the Company.

Dated: , 200	Taxpayer Signature

The undersigned spouse of Taxpayer joins in this election. (Complete if applicable).

Dated: , 200	Spouse’s Signature

ATTACHMENT 2 TO EXHIBIT D

SAMPLE COVER LETTER TO INTERNAL REVENUE SERVICE

                        , 200

VIA CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service

[Address where taxpayer files returns]

Re:	Election under Section 83(b) of the Internal Revenue Code of 1986

Taxpayer:

Taxpayer’s Social Security Number:

Taxpayer’s Spouse:

Taxpayer’s Spouse’s Social Security Number:

Ladies and Gentlemen:

Enclosed please find an original and one copy of an Election under Section 83(b) of the Internal Revenue Code of 1986, as amended, being made by the taxpayer referenced above. Please acknowledge receipt of the enclosed materials by stamping the enclosed copy of the Election and returning it to me in the self-addressed stamped envelope provided herewith.

Very truly yours,

Enclosures

cc:	The Sands Regent